Exhibit 10.3

SECURED REVOLVING NOTE

(EXECUTED AND DELIVERED IN ____________________)

$750,000	Maturity Date: September 8, 2013

FOR VALUE RECEIVED, UNIFED PAYMENTS, LLC, a Delaware limited liability company (“Borrower”) hereby promises to pay to the order of NET ELEMNENT INTERNATIONAL INC. or the holder (the “Lender”) of this Secured Revolving Note (this “Revolving Note”) at 1450 S. Miami Avenue, Miami, Florida or such other place of payment as the holder of this Revolving Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as specified in the Loan Agreement (defined hereafter).

This Revolving Note is the Revolving Note referred to in, and is executed and delivered in connection with, that certain Loan Agreement dated as of March 8, 2013, by and between Lender, Borrower and certain Guarantors thereunder (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Revolving Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Revolving Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Revolving Note has been negotiated and delivered to Lender and is payable in the State of Florida. This Revolving Note shall be governed by and construed and enforced in accordance with, the laws of the State of Florida, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF	Unified Payments, LLC

By:
Name:
Title: